PACS Group, Inc. Reports First Quarter 2026 Results

Conference Call and Webcast Scheduled for Tomorrow, May 12, 2026, at 11:30 am ET.

SALT LAKE CITY, Utah, May 11, 2026 – PACS Group, Inc. (NYSE: PACS) (“PACS” or the “Company”), which together with its subsidiaries is one of the largest post-acute healthcare companies in the United States, announced operating results for the first quarter of 2026.
First Quarter 2026 Financial Highlights

•Revenue was $1.42 billion, an increase of 11.2% over prior year.
•Net income was $80.7 million, an increase of $52.3 million, or 184.2% from $28.4 million in the prior-year period.
•Adjusted EBITDA was $170.4 million, an increase of $72.8 million, or 74.6% from $97.6 million in the prior-year period.1 This result includes approximately $16.3 million of net EBITDA benefit from payments received under California’s Workforce & Quality Incentive Program (“WQIP”), a performance-based program focused on quality of care, workforce investment and health outcomes. These payments were not included in the Company’s previously issued guidance due to uncertainty regarding the amount and timing of receipt.
•Adjusted EBITDAR was $265.9 million.1

First Quarter 2026 Select KPIs

•On a same-store basis, which includes the 284 skilled nursing facilities (“SNFs”) operated by the Company as of the beginning of 2025, SNF revenue increased 8.0% in the first quarter of 2026 compared to the prior-year period. Occupancy improved to 90.9% from 89.6% in the first quarter of 2025, and skilled mix increased in both revenue and nursing patient days.
•The Company had 222 facilities, or 78.4%, of its skilled nursing portfolio achieve a 4 or 5 star CMS Quality Measure Star rating, with its mature facilities achieving an average rating of 4.4.
•Overall occupancy was 90.8%, while Mature and Ramping facilities occupancy were 94.8% and 88.9%, respectively, compared to an industry average of 79%.
•Mature facilities skilled mix was 33.0%, while overall skilled mix increased to 30.5%, an improvement of 90 basis points from 29.6% in the prior-year period, driven by continued improvement in our Ramping facilities cohort.
•Cash provided by operating activities was $236.3 million for the three months ended March 31, 2026.
•As of March 31, 2026, the Company had $795.1 million in available liquidity, including $248.0 million of cash and cash equivalents.

“I’m very pleased with our first quarter results and the hard work of our teams in delivering these outcomes. Our performance reflects PACS’s core strengths—our commitment to care, clinical excellence, operational quality, industry-leading talent, and a strategy built for sustainable growth,” said Jason Murray, PACS’s Chief Executive Officer. “The improvements we continue to see, both large and small, across all of our organization, demonstrate the underlying strength of our business model and our team’s relentless execution in advancing our mission.”
“Our first quarter results reflect strong underlying operating performance across the portfolio, with growth in all our key metrics. This performance continues to be driven by solid execution within our ramping and mature cohorts, alongside improving occupancy and skilled mix," said Carey Hendrickson, PACS’s Chief Financial Officer. "We also strengthened our balance sheet during the quarter, increasing revolver availability and maintaining low net leverage of approximately 0.1x, while deploying $86.5 million into strategic real estate investments. Overall, we believe the quarter highlights both the earnings power of the platform and our disciplined approach to capital allocation.”

Revised 2026 Business Outlook
"Given our strong start to the year and continued excellent performance across both ramping and mature cohorts, we are increasing our full-year 2026 Adjusted EBITDA guidance to a range of $605 million to $625 million, up from our prior
1 Adjusted EBITDA and Adjusted EBITDAR are Non-GAAP Financial Measures. See "Reconciliation of GAAP to Non-GAAP Financial Information".

range of $555 million to $575 million," said Hendrickson. "At the midpoint, this represents approximately 22% growth over 2025."

“To create clarity, our updated guidance excludes contributions from future acquisitions, whereas prior guidance assumed a nominal level of M&A activity. Despite this change, we are reaffirming our revenue guidance of $5.65 billion to $5.75 billion, which previously included approximately $120 million of expected acquisition-related revenue. While we are excluding future acquisitions from our guidance, we continue to see a healthy pipeline of acquisition opportunities and are actively engaged in evaluating potential transactions that align with our strategic and financial criteria,” said Hendrickson.

As of today, PACS's growing portfolio comprises 324 healthcare operations across 17 states. PACS owns 57 facilities and leases an additional 49 facilities with partial ownership in real estate. PACS holds 39 purchase options on leased facilities and 20 purchase options through partnerships. The Company continues to execute on its strategy of expanding its footprint through a balanced approach to leasing and acquiring real estate. PACS remains active in evaluating opportunities to acquire underperforming operations across multiple states, while selectively deploying capital to grow its owned real estate portfolio and drive long-term value.
Share Repurchase Authorization
The Company’s Board of Directors approved a $250 million share repurchase authorization, effective May 7, 2026.  Repurchases may be made from time to time in the open market, in privately negotiated transactions, or otherwise. The amount and timing of repurchases, if any, will depend on several factors, including the Company"’s stock price performance, ongoing capital allocation priorities, contractual restrictions, and general market conditions. The share repurchase authorization does not have a fixed expiration date, does not obligate the Company to acquire any particular amount of common stock, and may be modified, suspended, or terminated at any time at the discretion of the Company’s Board of Directors.
“Establishing a share repurchase authorization provides us with an important capital allocation tool and the flexibility to repurchase shares opportunistically when conditions warrant,” said Hendrickson. “Had the authorization been in place during the first quarter, there were periods where we believe it would have been appropriate to deploy capital in this way.”
Earnings Conference Call Details
A live webcast will be held May 12, 2026, at 11:30 a.m. Eastern time to discuss PACS’s first quarter financial results. To listen to the webcast please visit the Investor Relations section of PACS’s website at https://IR.pacs.com or by dialing 877-407-0621 / +1 215-268-9899. The webcast will be recorded and will be available for replay via the website for 30 days following the call.
About PACS™
PACS Group, Inc. is a holding company investing in post-acute healthcare facilities, professionals, and ancillary services. Founded in 2013, PACS Group is one of the largest post-acute platforms in the United States. Its independent subsidiaries operate 324 post-acute care facilities across 17 states serving over 31,900 patients daily. References herein to the consolidated “Company,” as well as the use of the terms “we,” “us,” “our,” “its” and similar verbiage, refer to PACS Group, Inc. and its consolidated subsidiaries, taken as a whole. PACS Group, Inc. and its subsidiaries that are not licensed healthcare providers do not provide healthcare services to patients, residents or any other person, and do not direct or control the provision of services provided or the operations of those provider subsidiaries. All healthcare services are provided solely by its applicable subsidiaries that are licensed healthcare providers, under the direction and control of licensed healthcare professionals in accordance with applicable law. More information about PACS is available at https://IR.pacs.com. The information on our website is not part of this press release.
Investors: IR@pacs.com

Media: Brooks Stevenson
VP Corporate Communication
90 S. 400 W. Suite 700
Salt Lake City, UT 84101

T: 385-988-3596
brooks.stevenson@pacs.com
https://www.pacs.com
https://ir.pacs.com
Forward Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including statements regarding our future financial performance and guidance, including expected revenue and adjusted EBITDA for fiscal year 2026, business strategy and growth plans, acquisition and integration activities, operational and quality improvement initiatives, capital allocation and investment strategies, industry trends and market conditions, uncertainty regarding the timing, amount, and continuation of payments under California's WQIP or similar state programs; our ability to execute share repurchases at favorable prices or at all, and the impact of repurchases on our capital position and liquidity; and other expectations, beliefs, plans, or objectives of management, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue,” or the negative of these terms or other similar expressions. Forward-looking statements are neither promises nor guarantees and are based on management’s current expectations, estimates, forecasts and assumptions and on trends that we believe may affect our business, results of operations, financial condition and prospects. These statements are subject to risks, uncertainties and other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, our dependence on reimbursement from third-party payors, and changes in patient acuity mix, payor mix, payment methodologies, or new cost-containment initiatives could negatively impact our revenue and results of operations; we may not be fully reimbursed for all services billed through consolidated billing or bundled payments, reducing our revenue and financial condition; increased competition for, or shortages of, nurses, nurse assistants and other skilled personnel could raise labor costs and subject us to monetary fines; state efforts to regulate or deregulate healthcare services or the construction, expansion, or acquisition of healthcare facilities could impair our ability to expand or increase competition; failure to attract patients and residents or compete effectively with other healthcare providers may reduce our revenue and profitability; reviews and audits of care delivery, recordkeeping and billing may detect noncompliance requiring repayment of billed amounts or other costs; litigation and claims common in our industry could result in significant legal costs, settlements or damage awards, and our self-insurance programs may expose us to unexpected costs and losses; material weaknesses in our internal control over financial reporting, or failure to remediate such weaknesses or maintain effective controls, could impair timely and accurate reporting, reduce investor confidence, subject us to penalties, and affect the value of our common stock; inability to provide consistently high quality of care, or employee conduct that impacts patient health, safety or clinical treatment, could result in civil or criminal penalties and harm our operations; significant reliance on information technology, and any failure or interruption of that technology, could impair our operations; operational metrics derived from internal systems without independent verification may contain inaccuracies that harm our reputation; inability to complete acquisitions at attractive prices or at all may reduce revenue, and divestitures of underperforming or non-strategic subsidiaries would further decrease revenue; we may not successfully integrate acquired facilities or achieve expected benefits; acquisitions may entail unforeseen costs, liabilities or regulatory issues that adversely affect our operations; difficulty completing partnerships consistent with our growth strategy; failure to achieve or maintain competitive quality ratings from CMS or private rating organizations could negatively affect us; inability to obtain insurance or increases in insurance costs could impair our financial condition; geographic concentration of our facilities, including in California, increases vulnerability to local economic downturns, regulatory changes or natural disasters; actions of national labor unions may reduce our revenue and profitability; because we lease most facilities, we face risks from lease termination, extensions and special charges that could affect our financial condition and results of operations; insufficient cash flow to cover required payments or meet covenants under long-term debt, mortgages and leases could trigger defaults and cross-defaults, risking loss of facilities or foreclosures; we may need additional capital to fund operations and growth, which may be unavailable or available only on unfavorable terms; extensive and complex laws and regulations govern our industry, and noncompliance or regulatory changes could require significant expenditures or operational modifications; our founders, Jason Murray and Mark Hancock, hold substantial control and a substantial portion of our outstanding common stock, and their interests may conflict with those of other stockholders; as a "controlled company" under NYSE governance standards, we may rely on exemptions from certain requirements, and stockholders may not have the same protections afforded to stockholders of non-controlled companies. These and other important factors are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings that we make with the Securities and Exchange Commission from time to time. Any forward-looking statements contained in this press release speak only as of the date hereof. We undertake no obligation to update any forward-looking statements contained herein to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

PACS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share and per share values)
	Unaudited
	March 31,	December 31,
	2026	2025
ASSETS
Current Assets:
Cash and cash equivalents	$247,981	$197,016
Accounts receivable, net	648,037	628,128
Other receivables	85,183	73,965
Prepaid expenses and other current assets	86,904	170,630
Total Current Assets	1,068,105	1,069,739
Property and equipment, net	1,308,168	1,201,096
Operating lease right-of-use assets	2,907,903	2,968,176
Insurance subsidiary deposits and investments	107,323	87,192
Escrow funds	18,260	18,404
Goodwill and other indefinite-lived assets	68,061	68,061
Other assets	185,698	171,366
Total Assets	$5,663,518	$5,584,034

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$180,662	$192,232
Accrued payroll and benefits	242,698	187,516
Current operating lease liabilities	154,302	153,066
Current maturities of long-term debt	8,385	4,463
Current portion of accrued self-insurance liabilities	137,934	128,994
Refund liability	181,129	181,129
Other accrued expenses	168,413	154,030
Total Current Liabilities	1,073,523	1,001,430
Long-term operating lease liabilities	2,888,283	2,939,854
Line of credit	45,000	100,000
Long-term debt, less current maturities, net of deferred financing fees	239,814	244,803
Accrued self-insurance liabilities, less current portion	208,948	192,561
Other liabilities	165,760	152,937
Total Liabilities	$4,621,328	$4,631,585
Commitments and contingencies
Equity:
PACS Group, Inc. stockholders' equity:
Common stock: $0.001 par value; 1,250,000,000 shares authorized; 157,165,029 shares issued and outstanding as of March 31, 2026, and 156,615,144 shares issued and outstanding as of December 31, 2025	157	157
Additional paid-in capital	646,738	637,035
Retained earnings	390,274	309,579
Total PACS Group, Inc. stockholders' equity	1,037,169	946,771
Noncontrolling interest in subsidiary	5,021	5,678
Total Equity	$1,042,190	$952,449
Total Liabilities and Equity	$5,663,518	$5,584,034

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for share and per share values)
	Three Months Ended March 31,
	2026	2025
Revenue
Patient and resident service revenue	$1,419,959	$1,276,985
Other revenues	535	165
Total Revenue	$1,420,494	$1,277,150
Operating Expenses
Cost of services	1,074,536	1,023,791
Rent - cost of services	95,531	93,795
General and administrative expense	112,315	98,719
Depreciation and amortization	18,077	12,705
Total Operating Expenses	$1,300,459	$1,229,010
Operating income	120,035	48,140
Other (Expense) Income
Interest expense	(6,424)	(6,904)
Other income, net	125	1,494
Total Other Expense, Net	$(6,299)	$(5,410)
Income before provision for income taxes	113,736	42,730
Provision for income taxes	33,068	14,350
Net Income	$80,668	$28,380
Less:
Net loss attributable to noncontrolling interest	(27)	(92)
Net Income Attributable To PACS Group, Inc.	$80,695	$28,472
Net Income Per Share Attributable To PACS Group, Inc.
Basic	$0.51	$0.18
Diluted	$0.50	$0.17
Weighted-Average Common Shares Outstanding
Basic	157,073,382	155,177,511
Diluted	162,080,007	166,415,616

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:
	Three Months Ended March 31,
	2026	2025
Net cash provided by/(used in):
Operating activities	$236,335	$150,244
Investing activities	(126,961)	(16,416)
Financing activities	(67,714)	(4,065)
Net change in cash	41,660	129,763
Cash, cash equivalents, and restricted cash - beginning of period	232,051	160,842
Cash, cash equivalents, and restricted cash - end of period	$273,711	$290,605

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED KEY SKILLED SERVICES METRICS

We categorize our facilities into three cohorts. Mature facilities are defined as facilities purchased more than 36 months prior to a respective measurement date. Ramping facilities are defined as facilities purchased within 18 to 36 months prior to a respective measurement date. New facilities are defined as facilities purchased or built less than 18 months prior to a respective measurement date.
The following tables present key skilled services metrics by category for all facilities, Mature facilities, Ramping facilities and New facilities as of and for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025	Change	% Change

Total Facility Results	(Dollars in thousands)
Skilled nursing services revenue	$1,378,442	$1,254,075	$124,367	9.9%
Skilled mix by revenue	50.7%	50.0%	70 bps	1.4%
Skilled mix by nursing patient days	30.5%	29.6%	90 bps	3.0%
Occupancy for skilled nursing services:
Available patient days	2,948,130	2,898,481	49,649	1.7%
Actual patient days	2,677,424	2,585,719	91,705	3.5%
Occupancy rate (operational beds)	90.8%	89.2%	160 bps	1.8%
Number of facilities at period end	290	288	2	0.7%
Number of operational beds at period end	32,757	32,309	448	1.4%

	Three Months Ended March 31,
	2026	2025	Change	% Change

Mature Facility Results	(Dollars in thousands)
Skilled nursing services revenue	$835,052	$692,159	$142,893	20.6%
Skilled mix by revenue	55.5%	56.9%	(140) bps	(2.5)%
Skilled mix by nursing patient days	33.0%	34.1%	(110) bps	(3.2)%
Occupancy for skilled nursing services:
Available patient days	1,595,293	1,363,226	232,067	17.0%
Actual patient days	1,512,329	1,301,707	210,622	16.2%
Occupancy rate (operational beds)	94.8%	95.5%	(70) bps	(0.7)%
Number of facilities at period end	172	139	33	23.7%
Number of operational beds at period end	19,200	15,223	3,977	26.1%

	Three Months Ended March 31,
	2026	2025	Change	% Change

Ramping Facility Results	(Dollars in thousands)
Skilled nursing services revenue	$330,017	$246,770	$83,247	33.7%
Skilled mix by revenue	46.7%	44.0%	270 bps	6.1%
Skilled mix by nursing patient days	27.8%	24.2%	360 bps	14.9%
Occupancy for skilled nursing services:
Available patient days	752,369	612,325	140,044	22.9%
Actual patient days	668,599	529,172	139,427	26.3%
Occupancy rate (operational beds)	88.9%	86.4%	250 bps	2.9%
Number of facilities at period end	74	58	16	27.6%
Number of operational beds at period end	8,262	7,174	1,088	15.2%

	Three Months Ended March 31,
	2026	2025	Change	% Change

New Facility Results	(Dollars in thousands)
Skilled nursing services revenue	$213,373	$315,146	$(101,773)	(32.3)%
Skilled mix by revenue	38.7%	39.9%	(120) bps	(3.0)%
Skilled mix by nursing patient days	26.5%	25.5%	100 bps	3.9%
Occupancy for skilled nursing services:
Available patient days	600,468	922,930	(322,462)	(34.9)%
Actual patient days	496,496	754,840	(258,344)	(34.2)%
Occupancy rate (operational beds)	82.7%	81.8%	90 bps	1.1%
Number of facilities at period end	44	91	(47)	(51.6)%
Number of operational beds at period end	5,295	9,912	(4,617)	(46.6)%

The following tables present additional detail regarding our skilled mix, including our percentage of nursing patient days and revenue by payor source for all facilities, Mature facilities, Ramping facilities and New facilities for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
Skilled mix by revenue	Mature		Ramping		New		Total
	2026	2025	2026	2025	2026	2025	2026	2025
Medicare	39.8%	41.3%	31.9%	32.6%	20.1%	21.2%	34.7%	34.4%
Managed care	15.7	15.6	14.8	11.4	18.6	18.7	16.0	15.6
Skilled mix	55.5	56.9	46.7	44.0	38.7	39.9	50.7	50.0
Medicaid	35.8	34.9	43.5	47.3	50.4	50.7	40.0	41.4
Private and other	8.7	8.2	9.8	8.7	10.9	9.4	9.3	8.6
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended March 31,
Skilled mix by nursing patient days	Mature		Ramping		New		Total
	2026	2025	2026	2025	2026	2025	2026	2025
Medicare	21.3%	22.0%	16.4%	15.5%	12.1%	11.6%	18.4%	17.7%
Managed care	11.7	12.1	11.4	8.7	14.4	13.9	12.1	11.9
Skilled mix	33.0	34.1	27.8	24.2	26.5	25.5	30.5	29.6
Medicaid	57.8	57.1	61.2	66.6	60.7	64.0	59.2	61.1
Private and other	9.2	8.8	11.0	9.2	12.8	10.5	10.3	9.3
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
The following table presents average daily rates by payor source, excluding services that are not covered by the daily rate, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
Average daily rate	Mature		Ramping		New		Total
	2026	2025	2026	2025	2026	2025	2026	2025
Medicare	$997.68	$981.74	$948.80	$983.51	$732.31	$771.85	$954.36	$941.86
Managed care	713.36	679.15	629.34	621.39	569.36	569.38	661.98	633.00
Total for skilled patient payors (1)	896.74	875.06	817.30	854.19	643.84	661.40	837.94	817.72
Medicaid	330.26	319.31	345.89	334.65	365.73	335.35	341.04	327.64
Private and other	504.51	488.77	433.82	444.93	372.45	379.67	455.25	444.41
Total (2)	$533.19	$523.52	$486.55	$470.76	$440.18	$423.17	$504.29	$483.43
__________________
(1)Represents weighted average of revenue generated by Medicare and managed care payor sources.
(2)Represents weighted average.
The following table presents the above key skilled services metrics by category for all skilled nursing facilities in operation on January 1, 2025, excluding divestitures since that time, as of and for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025	Change	% Change

Total Same-Store Facility Results	(Dollars in thousands)
Skilled nursing services revenue	$1,347,485	$1,248,049	$99,436	8.0%
Skilled mix by revenue	50.4%	50.2%	20 bps	0.4%
Skilled mix by nursing patient days	30.2%	29.7%	50 bps	1.7%
Occupancy for skilled nursing services:
Actual patient days	2,617,511	2,567,770	49,741	1.9%
Occupancy rate (operational beds)	90.9%	89.6%	130 bps	1.5%
Number of facilities at period end	284	284	—	—%

Key Skilled Services Metrics
We monitor the below key skilled services metrics across all of our facilities and by Mature facilities, Ramping facilities, and New facilities.
•Skilled nursing services revenue — Skilled nursing services revenue reflects the portion of patient and resident service revenue generated from all patients in skilled nursing facilities, excluding revenue generated from our assisted and independent living services.
•Skilled mix — We measure both revenue and nursing patient days by payor. Medicare and managed care patients, whom we refer to as high acuity patients, typically require a higher level of skilled nursing care. As a result, Medicare and managed care reimbursement rates are typically higher than those from other payors. In most states, Medicaid reimbursement rates are generally the lowest of all payor types. Changes in the payor mix can significantly affect our revenue and profitability. To monitor this performance, we evaluate two different measures of skilled mix:
•Skilled mix by revenue — Skilled mix by revenue represents the portion of routine revenue generated from treating high acuity Medicare and managed care patients. Routine revenue refers to skilled nursing services revenue generated by contracted daily rates charged for skilled nursing services. Services provided outside of routine contractual agreements are recorded separately as ancillary revenue, including Medicare Part B therapy services, and are not routine revenue. The inclusion of therapy and other ancillary treatments in the contracted daily rate varies by payor source and by contract. Revenue associated with calculating skilled mix is based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers.
•Skilled mix by nursing patient days — Skilled mix by nursing patient days represents the number of days our high acuity Medicare and managed care patients receive skilled nursing services at skilled nursing facilities as a percentage of the total number of days that patients from all payor sources receive skilled nursing services at skilled nursing facilities for any given period.
•Occupancy — The total number of patients occupying a bed in a skilled nursing facility as a percentage of the beds in such facility that are available for occupancy during the period.
•Number of facilities — The total number of skilled nursing facilities that we operate.
•Number of operational beds — The total number of operational beds associated with the skilled nursing facilities that we own.

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands)

	Three Months Ended March 31,
	2026	2025
Net income	$80,668	$28,380
Less: Net loss attributable to noncontrolling interest	(27)	(92)
Add: Interest expense	6,424	6,904
Provision for income taxes	33,068	14,350
Depreciation and amortization	18,077	12,705
EBITDA	$138,264	$62,431
Adjustments to EBITDA:
Acquisition related costs	—	137
Stock-based compensation expense	20,348	12,202
Legal and other costs	11,778	22,804
Adjusted EBITDA	$170,390	$97,574
Rent - cost of services	95,531	93,795
Adjusted EBITDAR	$265,921

Non-GAAP Financial Measures
In addition to our results provided throughout that are determined in accordance with GAAP, we also present the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDAR (collectively, Non-GAAP Financial Measures). EBITDA and Adjusted EBITDA are performance measures. Adjusted EBITDAR is a valuation measure. These Non-GAAP Financial Measures have no standardized meaning defined by GAAP, and therefore have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported in accordance with GAAP. You should review the reconciliation of net income to the Non-GAAP Financial Measures in the table above, together with our current quarter condensed combined/consolidated financial statements and the related notes in their entirety, and should not rely on any single financial measure. Additionally, other companies may define these or similar Non-GAAP Financial Measures with the same or similar names differently, and because these Non-GAAP Financial Measures are not standardized, it may not be possible to compare these financial measures to those of other companies. A reconciliation of Adjusted EBITDA guidance to Net Income on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision for income taxes, interest expense, depreciation and amortization, and certain other expenses that are not representative of our underlying operating performances, all of which are adjustments to Adjusted EBITDA.
Performance Measures
We use EBITDA and Adjusted EBITDA to facilitate internal comparisons of our historical operating performance on a more consistent basis, as well as for business planning and forecasting purposes. In addition, we believe the presentation of EBITDA and Adjusted EBITDA is useful to investors, analysts and other interested parties in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance.
EBITDA – We calculate EBITDA as net income, adjusted for net losses attributable to noncontrolling interest, before: interest expense; provision for income taxes; and depreciation and amortization.
Adjusted EBITDA – We calculate Adjusted EBITDA as EBITDA further adjusted for non-core business items, which for the reported periods includes, to the extent applicable, costs incurred to acquire operations that are not capitalizable, stock-based compensation expense, legal and other costs, and certain one-time expenses that are not representative of our underlying operating performance. Costs related to acquisitions include costs related to our acquisition of operations, including related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. Legal and other costs include legal and professional fees incurred associated with the Audit Committee’s independent investigation during the years ended December 31, 2025 and 2024, and with other ongoing investigations.
Valuation Measure
We use Adjusted EBITDAR as a measure to determine the value of prospective acquisitions and to assess the enterprise value of our business without regard to differences in capital structures and leasing arrangements. In addition, we believe that Adjusted EBITDAR is also a commonly used measure by investors, analysts and other interested parties to compare the enterprise value of different companies in the healthcare industry without regard to differences in capital structures and leasing arrangements, particularly for companies with operating and finance leases. For example, finance lease expenditures are recorded in depreciation and interest and are therefore removed from Adjusted EBITDA, whereas operating lease expenditures are recorded in rent expense and are therefore retained in Adjusted EBITDA. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP, and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring cash operating expense, and is therefore presented only for the current period. While we believe that Adjusted EBITDAR provides useful insight regarding our underlying operations, excluding the impact of our operating leases, we must still incur cash operating expenses related to our operating leases and rent and such expenses are necessary to operate our leased operations. As a result, Adjusted EBITDAR may understate the extent of our cash operating expenses for the respective period relative to our actual cash needs to operate our leased operations and business.
Adjusted EBITDAR – We calculate Adjusted EBITDAR as Adjusted EBITDA plus rent-cost of services.